                                                                  EXHIBIT (g)(3)

        PACIFIC GAS AND ELECTRIC COMPANY AND SUBSIDIARIES
   RESTATED COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
             PREFERRED STOCK DIVIDENDS

-------------------------------------------------------------------------------------------------
                                                     Year ended December 31,
                                 ----------------------------------------------------------------
(dollars in thousands)              1994          1993         1992          1991         1990
--------------------------------------------------------------------------------------------------
Earnings:
 Net income                      $1,007,450    $1,065,495   $1,170,581    $1,026,392   $  987,170
 Adjustments for losses of
  consolidated less than
  100% owned affiliates and
  the Company's equity
  in undistributed loss
  (earnings) of
  unconsolidated affiliates          (2,764)        6,895       (3,349)       26,671       (2,799)
 Income tax expense                 836,767       901,890      895,126       851,534      881,647
 Net fixed charges                  730,965       821,166      802,198       776,682      812,568
                                 ----------    ----------   ----------    ----------   ----------
   Total Earnings                $2,572,418    $2,795,446   $2,864,556    $2,681,279   $2,678,586
                                 ==========    ==========   ==========    ==========   ==========
Fixed Charges:
Interest on long-term debt       $  651,912    $  731,610   $  739,279    $  697,185   $  699,849
Interest on short-term debt          77,295        87,819       61,182        77,760      110,982
Interest on capital leases            1,758         1,737        1,737         1,737        1,737
Capitalized Interest                  2,660        46,055        6,511         6,107        7,214
                                 ----------    ----------   ----------    ----------   ----------
 Total Fixed Charges                733,625       867,221      808,709       782,789      819,782
                                 ----------    ----------   ----------    ----------   ----------
Preferred Stock Dividends:
Tax deductible dividends              4,672         4,814        5,136         5,136        5,136
Pretax earnings required
 to cover non-tax
 deductible preferred
 stock dividend requirements         96,039       108,937      130,147       154,404      175,881
                                 ----------    ----------   ----------    ----------   ----------
 Total Preferred
  Stock Dividends                   100,711       113,751      135,283       159,540      181,017
                                 ----------    ----------   ----------    ----------   ----------
Total Combined Fixed
 Charges and Preferred
 Stock Dividends                 $  834,336    $  980,972   $  943,992    $  942,329   $1,000,799
                                 ==========    ==========   ==========    ==========   ==========
Ratios of Earnings to
Combined Fixed Charges and
Preferred Stock Dividends              3.08          2.85         3.03          2.85         2.68
-------------------------------------------------------------------------------------------------

Note: For the purpose of computing the Company's ratios of earnings to combined fixed charges and preferred stock dividends, "earnings" represent net income adjusted for losses of consolidated less than 100% owned affiliates, the Company's equity in undistributed earnings or loss of unconsolidated affiliates, income taxes and fixed charges (excluding capitalized interest). "Fixed charges" consist of interest on short-term and long-term debt (including amounts capitalized and amortization of bond premium, discount and expense; and excluding interest on decommissioning trust funds [for which an equal amount of interest income is recorded]) and interest on capital leases. "Preferred stock dividends" represent the sum of requirements for preferred stock dividends that are deductible for federal income tax purposes and requirements for preferred stock dividends that are not deductible for federal income tax purposes increased to an amount representing pretax earnings which would be required to cover such dividend requirements.

                                                                  EXHIBIT (g)(3)

               PACIFIC GAS AND ELECTRIC COMPANY AND SUBSIDIARIES
         COMPUTATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

---------------------------------------------------------------------------------------------------
                             Six Months                      Year ended December 31,
                              Ended      ----------------------------------------------------------
(dollars in thousands)    June 30, 1995        1994        1993        1992        1991        1990
---------------------------------------------------------------------------------------------------
Earnings:
  Net income                 $  734,207  $1,007,450  $1,065,495  $1,170,581  $1,026,392  $  987,170
  Adjustments for minority
    interests in losses of
    less than 100% owned
    affiliates and the
    Company's equity in
    undistributed losses
    (income) of less than
    50% owned affiliates         (2,447)     (2,764)      6,895      (3,349)     26,671      (2,799)
  Income tax expense            510,831     836,767     901,890     895,126     851,534     881,647
  Net fixed charges             357,334     730,965     821,166     802,198     776,682     812,568
                             ----------  ----------  ----------  ----------  ----------  ----------
      Total Earnings         $1,599,925  $2,572,418  $2,795,446  $2,864,556  $2,681,279  $2,678,586
                             ==========  ==========  ==========  ==========  ==========  ==========
Fixed Charges:
  Interest on long-
    term debt                $  324,572  $  651,912  $  731,610  $  739,279  $  697,185  $  699,849
  Interest on short-
    term borrowings              31,536      77,295      87,819      61,182      77,760     110,982
  Interest on capital
    leases                        1,056       1,758       1,737       1,737       1,737       1,737
  Capitalized Interest              173       2,660      46,055       6,511       6,107       7,214
  Pretax earnings required to
    cover the preferred stock
    dividend requirements of
    majority owned
    subsidiaries                    288          -           -           -           -           -
                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Fixed Charges         357,625     733,625     867,221     808,709     782,789     819,782
                             ----------  ----------  ----------  ----------  ----------  ----------
Preferred Stock Dividends:
  Tax deductible dividends        5,841       4,672       4,814       5,136       5,136       5,136
  Pretax earnings required
    to cover non-tax
    deductible preferred
    stock dividend
    requirements                 39,252      96,039     108,937     130,147     154,404     175,881
                             ----------  ----------  ----------  ----------  ----------  ----------
    Total Preferred
      Stock Dividends            45,093     100,711     113,751     135,283     159,540     181,017
                             ----------  ----------  ----------  ----------  ----------  ----------
  Total Combined Fixed
    Charges and
    Preferred Stock
    Dividends                $  402,718  $  834,336  $  980,972  $  943,992  $  942,329  $1,000,799
                             ==========  ==========  ==========  ==========  ==========  ==========
Ratios of Earnings to
  Combined Fixed
  Charges and Preferred
  Stock Dividends                  3.97        3.08        2.85        3.03        2.85        2.68
---------------------------------------------------------------------------------------------------

Note: For the purpose of computing the Company's ratios of earnings to combined fixed charges and preferred stock dividends, "earnings" represent net income adjusted for the minority interest in losses of less than 100% owned affiliates, the Company's equity in undistributed income or loss of less than 50% owned affiliates, income taxes and fixed charges (excluding capitalized interest). "Fixed charges" include interest on long-term debt, short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases and the pretax earnings required to cover the preferred stock dividend requirements of majority owned subsidiaries. "Preferred stock dividends" represent the sum of requirements for preferred stock dividends that are deductible for federal income tax purposes and requirements for preferred stock dividends that are not deductible for federal income tax purposes increased to an amount representing pretax earnings which would be required to cover such dividend requirements.